                                                    EXHIBIT A
                                                    ---------


                   REAL ESTATE PURCHASE CONTRACT
                   -----------------------------

     THIS CONTRACT is made effective as of the 13th day of
November, 1995, by and between Tower Properties Company
("BUYER"), and OPBA Inc., a North Carolina corporation
  -----
("SELLER").
  ------

     For and in consideration of mutual covenants, Buyer and Seller hereby agree as follows:

     SECTION 1.     THE PROPERTY.  For the price and upon and
     ---------      ------------
subject to the terms, conditions and provisions herein set forth, Seller shall sell and convey to Buyer and Buyer shall purchase from Seller the following property (collectively, the "Property")
                                                       --------

     (a)  The land in the City of Overland Park, 66211, Johnson
County, Kansas,  having a street address of 6601 College
Boulevard, described in Exhibit A attached hereto and
                        ---------
incorporated herein by reference (the "Land");
                                       ----

     (b) The office building containing approximately 101,241 square feet of floor area (the "Building"), adjacent parking
                                --------
facilities and all other structures and improvements now or on the "Closing Date" (hereinafter defined) located on the Land (the "Improvements");
 ------------

     (c) All right, title and interest of Seller now owned or acquired by Seller prior to the Closing Date in and to (i) all public and private streets, roads, avenues, alleys and passageways, opened or proposed, in front of or abutting the Land, (ii) any award made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway, and (iii) any strips or gores of land adjoining the Land;

     (d) All equipment, machinery, appliances and appurtenances thereto installed upon or located in and used in the maintenance or operation of the Improvements including such of the foregoing as are used in connection with generating or distributing air, water, electricity, refrigeration and elevators and escalators (collectively, the "Building Equipment"); and
                    ------------------

     (e) All and singular the estates, rights, privileges, easements and appurtenances belonging or in any way appertaining to the Land and the Improvements.

     The Property does not include Seller's personal property, inventory or trade fixtures.

     SECTION 2.     PURCHASE PRICE.
     ---------      --------------

     Purchase Price.  The purchase price for the Property
     --------------
("Purchase Price") shall be $7,700,000.00.  Buyer shall pay the
  --------------
Purchase Price, as follows: Fifty Thousand and 00/100 Dollars ($50,000.00) at the signing of the Contract as "Earnest Money" to
                                                -------------
be deposited upon execution of this contract in the insured trust or escrow account of Chicago Title Insurance Company ("Title
                                                       -----
Company") as part of the consideration of the sale; the balance
-------
to be paid in the following manner: Seven Million Six Hundred Fifty Thousand and 00/100 ($7,650,000.00) in guaranteed funds or cashiers check at Closing (as defined in this Contract), adjusted at Closing for prorations, closing costs and other agreed expenses. All interest, if any, earned on the Earnest Money shall be deemed to belong to Buyer who shall have the obligation to pay any tax owed on the interest.

     SECTION 3.     TITLE AND DEED; SURVEY.
     ---------      ----------------------

     A.   Title and Deed.  On the Closing Date, Seller shall sell
          --------------
and convey to Buyer good and marketable title to the Land and Improvements ("Real Property") by special warranty deed in the
               -------------
form reasonably prescribed by Buyer (the "Deed"), subject to no
                                          ----
liens, charges, claims, actions, encumbrances or title exceptions of any kind whatsoever ("Encumbrances"), except for those matters
                         ------------
approved by Buyer (the "Permitted Exceptions"), as hereinafter
                        --------------------
provided. Title to the Real Property as aforesaid shall be insured by the "Title Company" as provided in Section 4.
                                              ---------


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

     B.   Survey.  Seller shall, at Seller's sole expense, within
          ------
20 days after the date of this Contract, obtain and deliver to Buyer and the Title Company a current "as-built" survey of the Real Property (the "Survey"). The Survey shall be prepared by a
                    ------
surveyor ("Surveyor") registered and licensed in the State in
           --------
which the Real Property is located (the "State"), shall be
                                         -----
certified to Buyer, other parties designated by Buyer, and to the Title Company in a form reasonably satisfactory to each of them, and shall meet the standards for an "Urban" survey as set forth in the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" as adopted by the American Land Title Association and the American Congress on Surveying & Mapping in 1992, including such items in Table A thereof as Buyer may reasonably designate. The description of the Land in the Deed shall conform to the legal description thereof contained in the Survey.

     SECTION 4.     TITLE INSURANCE.
     ---------      ---------------

     A.   Commitment and Title Policy.  Seller shall, at Seller's
          ---------------------------
sole expense, within 20 days after the date of this Contract, obtain and deliver to Buyer and to the Surveyor a title insurance commitment (the "Commitment") issued by the Title Company,
                 ----------
pursuant to which the Title Company shall agree to issue to Buyer, at Seller's sole expense, an owner's policy of title insurance (the "Title Policy") on the ALTA standard Form B-1970
                ------------
(amended 10-17-70) policy form (if reasonably available), or such other form as may be acceptable to Buyer (except that the standard exceptions relating to survey matters, rights of parties in possession, easements or rights of parties in possession, mechanic's liens, easements or claims of easements not of record, and taxes and assessments not shown by the public records, shall be eliminated), in the amount of the Purchase Price, insuring marketable fee simple title to the Real Property in Buyer upon recording of the Deed, subject only to the Permitted Exceptions and no other matters. Seller shall cause the Title Company to deliver to Buyer, with the Commitment, complete and legible copies of all exception documents listed in the Commitment. The Title Policy shall include the following endorsements (to the extent they are reasonably available), all of which shall be in form and substance satisfactory to Buyer in its sole discretion:

               (a) An access endorsement insuring that the Land has direct access to College Boulevard, Glenwood and 112th Street;

               (b) A legal description endorsement insuring that the legal description of the Land in Schedule A of the Title Policy is accurate and correctly describes the land shown on the Survey;

               (c) A survey endorsement insuring that the land described in the Title Policy is the same as the land described and depicted in the Survey; that the Survey accurately depicts the insured land and improvements thereon and all easements and rights-of-way to which said land is subject, shows the proper dimensions of the boundaries of said land and said easements and rights-of-way, and correctly reflects the absence of any encroachments or easements not expressly set forth in the Title Policy; and that the foundation of the Building is within the lot lines and applicable set-back lines;

               (d) A tax lot endorsement affirmatively insuring that the Land consists of one or more separate tax lots and is assessed separately from all other property;

               (e)  Such other endorsements as Buyer may
          reasonably request after receipt of the Survey, the Commitment and copies of all of the exception documents.

     B.   Title Defects.  If the Survey or the Commitment shall
          -------------
disclose Encumbrances which are unacceptable to Buyer ("Objectionable Encumbrances"), Buyer shall notify Seller thereof
  --------------------------
within 20 days after Buyer's receipt of the Commitment, Survey, and copies of all exception documents. Within 10 days after Seller's receipt of Buyer's notice of Objectionable Encumbrances, Seller shall advise Buyer which, if any, of such Objectionable Encumbrances Seller will endeavor to remedy (the "Curable
                                                  -------
Matters", it being agreed that liens for
-------

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
ascertainable amounts, such as mortgages or mechanic's liens, shall be deemed Curable Matters, irrespective of whether Seller designates them as such). With respect to the Curable Matters, Seller shall have a reasonable period of time (not to exceed 20 days) within which to cure such Curable Matters to the reasonable satisfaction of Buyer. If there are any Objectionable Encumbrances which Seller is unwilling or unable to cure, then Buyer shall have the option of either (1) completing this transaction and accepting such title as Seller is able to convey, without reduction of the Purchase Price (unless such Encumbrances are liens or encumbrances for ascertainable amounts, in which event the amounts thereof shall be deducted from the Purchase Price), or
(2) terminating this Contract, in which event neither party shall have any further obligation to the other hereunder; PROVIDED, HOWEVER, that no such waiver or termination of this Contract shall diminish Buyer's rights or remedies in the event Seller has
(i) willfully refused to execute and deliver any documents or instruments required by this paragraph, by paragraph C below or by any other provision of this Contract, or (ii) otherwise breached or defaulted in its obligations hereunder.

     C.   Seller's Title Documents.  Seller shall, at Seller's
          ------------------------
sole expense, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Title Company, on or before the Closing Date, such affidavits and other documents as the Title Company shall reasonably require as a condition to issuance of the Title Policy in the form herein provided (collectively, "Seller's Title Documents").
                ------------------------

     SECTION 5.     INVESTIGATION BY BUYER.
     ---------      ----------------------

     A.   Due Diligence Material.  Within 10 days after the date
          ----------------------
of this Contract, Seller shall furnish to Buyer (1) all plans and specifications pursuant to which the Improvements and Building Equipment were constructed ("Plans"), and all related
                             -----
architectural renderings, drawings and blueprints in Seller's possession, (2) all licenses, permits and governmental authorizations, (3) all engineering reports and information, environmental reports and information, soil tests and photographs in Seller's possession and, (4) Seller's 1995 financial information. Seller shall make available for Buyer's review at Seller's offices and during normal business hours all insurance policies covering or relating to the Property or any part thereof (collectively, the "Due Diligence Material").
                    ----------------------

     B.   Investigation by Buyer.  This Contract and all
          ----------------------
obligations of Buyer hereunder are expressly conditioned upon the following conditions being in effect or complied with within 40 days of the date hereto: (i) Buyer shall have approved, in Buyer's sole and absolute discretion, the Due Diligence Material and any other materials, information or matters Buyer may deem appropriate; and (ii) Buyer shall have conducted or caused to be conducted such inspections, tests, studies and investigations of the Property or any part thereof, and such other inquiries or investigations concerning the Property or this transaction or any aspect thereof, as Buyer may desire, and Buyer shall have approved the results thereof in Buyer's sole and absolute discretion; and if any aspect of any of the foregoing is not so approved by Buyer, Buyer shall have the option of either (1) waiving compliance with the foregoing condition precedent and proceeding under this Contract, or (2) canceling this Contract and thereafter neither party shall have any further obligation to the other under this Contract, except for Buyer's indemnity obligation under Paragraph C below and all earnest money shall be
                 -----------
returned to Buyer.

     C.   Access by Buyer; Indemnity.  Buyer and its agents and
          --------------------------
designees shall have the right, at reasonable times and upon reasonable notice to Seller, to go upon the Property for the purpose of inspecting the same and making such tests, inquiries and examinations as Buyer shall deem necessary. Buyer shall use all reasonable efforts to cause such inspections, tests, inquiries and examinations to be conducted in a manner which will minimize interference with the use and operation of the Property by Seller, and upon completion thereof Buyer shall, at its sole expense, cause the Property to be restored to substantially the same condition it was in prior to such entry, including filling, compaction and resodding of all excavations, and shall indemnify and hold Seller harmless of and from all claims for bodily injury or property damage which may be asserted against Seller by reason of the foregoing entry and activities, such indemnity obligation to survive the termination of this Contract, notwithstanding any provision to the contrary herein.

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
     D.   Confidentiality. In the event this Contract shall be
          ---------------
terminated and the sale contemplated hereunder shall not close for any reason, Buyer will promptly return all Due Diligence Material to Seller and Buyer will request that its employees or agents will not disclose the content thereof to any person.

     SECTION 6.     REPRESENTATIONS AND WARRANTIES OF SELLER.
     ---------      ----------------------------------------
Seller represents and warrants to Buyer the following as of the date hereof and as of the Closing Date:

     A.   Zoning.  That to the best of Seller's knowledge there
          ------
is no zoning or other governmental restriction or prohibition against the maintenance of the Improvements on the Land, nor against the current use and occupancy thereof by Seller or Black & Veatch.

     B.   Consents.  That to the best of the Seller's knowledge,
          --------
the Seller has obtained all consents and permissions related to the transactions contemplated by this Contract and all agreements, instruments and documents herein provided to be executed or caused to be executed by Seller ("Other Agreements")
                                              ----------------
which are required under any covenant, agreement, encumbrance, law or regulation to which Seller, any assets of Seller or the Property (or any part thereof) are subject.

     C.   Environmental Compliance.
          ------------------------

          (1) That to the best of Seller's knowledge (a) the Property (including underlying groundwater) and the use and operation thereof are currently in compliance with all applicable laws, ordinances, rules and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, regulations and ordinances identified in subparagraph
(5) below, all as now and hereafter amended (collectively, "Environmental Laws"), and (b) all permits, licenses and
 ------------------
authorizations relating to the use and operation of the Property required by applicable Environmental Laws are in effect.

          (2) That to the best of the Seller's knowledge, the Seller has not (a) released, generated, discharged, manufactured, treated, transported or disposed of "Hazardous Material" (hereinafter defined) in violation of Environmental Laws on, in, under (including the underlying groundwater) or from the Property, (b) placed or stored any Hazardous Material in violation of Environmental Laws on the Property, or (c) installed any underground storage tanks on the Property.

          (3) That to the best of Seller's knowledge (a) no release, generation, discharge, manufacture, treatment, transportation or disposal of Hazardous Material in violation of Environmental Laws has occurred on, in, under (including the underlying groundwater) or from the Property, (b) no Hazardous Material in violation of Environmental Laws is or has been stored or otherwise located on, in or under the Property (including the underlying groundwater), and (c) there are no underground storage tanks present on the Property. Without limitation of the foregoing, Seller will promptly notify Buyer in the event that Seller has or acquires notice or knowledge that any Hazardous Material in violation of Environmental Laws has been or is threatened to be released, discharged, disposed of, transported or stored on or about the Property on or before the Closing Date.

          (4) That to the best of Seller's knowledge there are no pending or threatened (a) requests for information, actions or proceedings from or by any governmental agency or any other person or entity regarding the condition or use of the Property or the release, generation, discharge, manufacture, treatment, transportation or disposal of Hazardous Material on, in, under (including the underlying groundwater) or from the Property, or regarding any Environmental Law, or (b) liens or governmental actions, notices of violations, notices of noncompliance or other proceedings of any kind with respect to the Property or Seller. Seller shall immediately notify Buyer and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Property or compliance with Environmental Laws (collectively, "Environmental Notices") received after the date hereof.
 ---------------------

          (5)  That for purposes of this Agreement, "Hazardous
                                                     ---------
Material" means (a) "hazardous substances" or "toxic substances"
--------
as those terms are defined by the Comprehen-sive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section
9601 et seq., or by the Hazardous Materials Transportation Act,
     ------
49 U.S.C. Section 1802 et seq., all as now and hereafter
                        ------
amended; (b) "hazardous wastes", as that term is defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6902
et seq., as now and hereafter amended; (c) any pollutant or
------
contaminant or hazardous, dangerous or toxic chemicals, materials or substances within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substances or materials, all as now and hereafter amended; (d) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C.
Section 2011 et seq., as now and hereafter amended; (f) asbestos
              ------
in any form or condition except for the asbestos tile covering an area of less than 500 square feet; and (g) polychlorinated biphenyls ("PCBs") or substances or compounds containing PCBs.
            ----

     D.   Construction, Use and Occupancy.
          -------------------------------

          (1)  Plans; Operation; Compliance.  That to the best of
               ----------------------------
Seller's knowledge, the Plans Seller has heretofore delivered to Buyer are complete and accurate plans and specifications pursuant to which the Improvements and Building Equipment were constructed; that to the best of Seller's knowledge the Plans are free from defects and take into account all relevant circumstances and conditions relating to the Land; that to the best of Seller's knowledge the Improvements and Building Equipment have been constructed and completed in a good, workmanlike and substantial manner, free from material defects and substantially in accordance with the Plans; and that the Improvements have been operated at all times in accordance with (and, without limitation on the foregoing, the same fully comply with) all declarations, easements, covenants, restrictions and other agreements affecting the Property ("Business Agreements"),
                                          -------------------
and with all federal, state and local laws, ordinances, rules, regulations and orders, including Environmental Laws and Title III of the Americans with Disabilities Act ("Governmental
                                             ------------
Requirements").
------------

          (2)  Licenses, Permits, CO's, Etc.  That to the best of
               -----------------------------
Seller's knowledge all licenses, permits and governmental authorizations required in connection with the construction, use and occupancy of the Property have been obtained and are in effect and in good standing; that valid final and unconditional certificates of occupancy have been issued for the improvements and each part thereof and no space therein has been occupied in violation of any such certificates; and that Seller has heretofore delivered or will deliver to Buyer complete and accurate copies of all of the foregoing.

          (3)  Notices; Requests.  That Seller has received no
               -----------------
notice or knowledge of any claims of any governmental agency to the effect that the construction of the Real Property or the operation or use of the Property fail to comply with any Governmental Requirement, or that any investigation has been commenced or is contemplated respecting any such possible failure of compliance; and that there are no unsatisfied requests for repairs, restorations or improvements made by any person, entity or authority, including any insurance carrier or governmental authority.

          (4)  Maintenance.  That to the best of Seller's
               -----------
knowledge the Improvements and Building Equipment are in good condition and repair and free from material defects; and that Seller will maintain the Property in good condition and repair and free from material defects between the date hereof and the Closing Date.

     E.   Status of Seller.  That this Contract and the Other
          ----------------
Agreements are duly authorized, executed and delivered by and binding upon Seller; that Seller has the capacity and authority to enter into this Contract and the Other Agreements to be executed by Seller and to consummate the transactions herein and therein contemplated, and nothing prohibits or restricts the right or ability of Seller to close the transactions contemplated herein and in the

Other Agreements and to carry out the terms hereof and thereof; and that neither this Contract nor any of the Other Agreements, nor anything provided in or contemplated by this Contract or any of the Other Agreements, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration of maturity of, any mortgage, contract, agreement, lease, easement, right or interest affecting or relating to Seller, any assets of Seller or the Property.

     F.   Financial Matters.  That all financial statements and
          -----------------
information delivered to Buyer at any time heretofore, concurrently herewith or hereafter are full, true and correct in all material respects and have been and will be prepared in accordance with generally accepted accounting principles consistently applied; and that all such financial statements and information fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof and no material adverse change has occurred since the respective dates thereof.

     G.   Default.  That Seller is not in default in respect of
          -------
any of its obligations or liabilities pertaining to the Property; that without limitation of the foregoing, the other Business Agreements and Permitted Exceptions are free from default by Seller, and, to the best knowledge of Seller, by any other party thereto and that there is no state of facts or circumstance or condition or event which, after notice or lapse of time, or both, would constitute or result in any default by Seller under its said obligations or liabilities or, to the best knowledge of Seller, by any other party, under or related to the Business Agreements or the Permitted Exceptions.

     H.   Litigation; Condemnation.  That there are no actions,
          ------------------------
suits or proceedings pending, or to the best knowledge of Seller, threatened, before or by any judicial body or any governmental authority, against or affecting the Property, or which would affect Seller's ability to consummate the transactions contemplated by this Contract; and that to the best knowledge of Seller, there is no existing, proposed or contemplated eminent domain or similar proceedings which would affect the Real Property in any way whatsoever.

     I.   Independent Facility.  That the Real Property does not
          --------------------
rely on any drainage, sewer, access, utility or other facilities (other than the facilities of public utility and public water companies located in public streets which are adjacent to such Building) to fulfill any zoning, building code or other Governmental Requirement, and that no other property relies on any part of the Real Property to fulfill any zoning, building code or other Governmental Requirement.

     J.   FIRPTA.  That Seller is not a "foreign corporation",
          ------
"foreign partnership" or "foreign estate" as those terms are defined in the Internal Revenue Code of 1986, as amended, and that Seller will furnish to Buyer such further assurances with respect to this representation and warranty as Buyer shall reasonably request.

     SECTION 7.     TAXES AND ASSESSMENTS.  There shall be no
     ---------      ---------------------
proration of real property taxes and assessments (collectively, "Taxes"), nor of any other income or expense relating to the
 -----
ownership or operation of the Property, it being agreed that the "Seller" or "Tenant" under the "Lease" (as those terms are hereinafter defined) shall be solely responsible for the satisfaction of any such obligations and liabilities.

     SECTION 8.     CLOSING COSTS.
     ---------      -------------

     A.   Seller's Costs.  Seller shall pay the cost of (1) all
          --------------
federal, state and local documentary stamps and transfer, sale and other taxes relating to the sale and conveyance of the Property, and the demise of the Property to the Tenant pursuant to the Lease, (2) recording all instruments to be recorded in connection with such sale, conveyance, and demise, (3) the Commitment and Title Policy, (4) the Survey, (5) Seller's Title Documents, (6) one-half the Title Company's fee for acting as escrow agent in connection with this transaction ("Escrow Fee"),
                                                   ----------
if any, (7) all other certificates, instruments and documents which Seller is required to deliver or cause to be delivered, and
(8) without limitation, performance by Seller of all of its obligations hereunder, including any prepayment penalties required to discharge any existing Encumbrance on the Property.

     B.   Buyer's Costs.  Buyer shall pay the cost of (1) one-
          -------------
half the Escrow Fee, if any, (2) all certificates, instruments and documents which Buyer is required to deliver or cause to be delivered, and (3) without limitation, performance by Buyer of all of its obligations hereunder.

     SECTION 9.     FIRE OR OTHER CASUALTY; SELLER'S INSURANCE.
     ---------      ------------------------------------------

     A.   Major Damage.  If, prior to the Closing Date, all or
          ------------
any part of the Improvements or Building Equipment shall be destroyed or damaged by fire or other casualty and such damage ("Material Damage") cannot be fully restored prior to the Closing
  ---------------
Date (as reasonably determined by Buyer), then neither Seller nor Buyer shall have any liability to the other by reason of such destruction or damage, and this Contract shall terminate, in which event neither party shall have any further obligation to the other hereunder, except that the Earnest Money shall be returned to Buyer. However, Buyer may elect to close and receive Insurance proceeds from Seller or insurance company, which proceeds shall be used to restore the damaged Improvements or Building Equipment so that Tenant (as hereafter defined) shall have use of same under the terms of the Lease (described in Section 11 below).

     B.   Minor Damage.  If, prior to the Closing Date, all or
          ------------
any part of the Improvements or Building Equipment shall be destroyed or damaged by fire or other casualty not constituting Material Damage, then Seller shall with due diligence repair and restore the Improvements and Building Equipment, in which event
(i) Seller shall be entitled to receive and retain all insurance proceeds with respect to such loss, and (ii) Seller shall, at Seller's sole expense, repair and restore the Improvements and Building Equipment, using such design, contractors and materials as Buyer approves (such approval not to be unreasonably withheld or delayed), to the end that as of the Closing Date, the Improvements and Building Equipment shall have been fully restored, and Seller shall be in lawful occupancy and conducting its customary business operations from the Property. Nothing set forth in this Paragraph (or any course of conduct pursuant hereto) shall be deemed a waiver or modification of the representations and warranties set forth in Section 6.
                                            ---------

     SECTION 10.    CONDEMNATION.  If, prior to the Closing Date,
     ----------     ------------
all or any part of the Real Property shall be condemned by governmental or other lawful authority, Buyer shall have the option of either (a) completing this transaction, in which event
(i) there shall be no reduction of the Purchase Price, (ii) Seller shall have no duty to repair or restore, (iii) Seller shall pay to Buyer all condemnation proceeds received by Seller with respect to such condemnation, (iv) Seller shall assign to Buyer all rights of Seller in and to such condemnation proceeds,
(v) Seller shall furnish to Buyer such documents, cooperation and assistance as Buyer requires to enforce the rights of Seller with respect thereto, and (vi) Buyer shall repair or restore the Property to the extent required under the Lease; or (b) canceling this Contract, in which event neither party shall have any further obligation to the other hereunder, except that Earnest Money will be returned to Buyer.

     SECTION 11.    CERTIFICATES AND OTHER ASSURANCES.  Seller
     ----------     ---------------------------------
shall furnish the following to Buyer on or before the Closing
Date:

     A.   Closing Certificate.  A certificate of Seller, dated as
          -------------------
of the Closing Date, confirming (without exception or qualification) that (1) Seller is in full compliance with all of its obligations under this Contract, and (2) all of the representations and warranties of Seller contained in this Contract are true and correct as of the Closing Date as if made on and as of the Closing Date.

     B.   Further Instruments and Assurances.  Such other and
          ----------------------------------
further documents, instruments, certificates and assurances as shall be reasonably required to consummate the transactions contemplated by this Contract, including a blanket bill of sale and conveyance of the Building Equipment and all construction and similar warranties relating to the Improvements and Building Equipment ("Bill of Sale").
            ------------

     C.   The Lease.  A triple net lease (the "Lease") in form
          ---------                            -----
and content acceptable to Buyer and Seller containing substantially those terms set forth in the attached Exhibit B,
                                                     ---------
fully executed by Black & Veach, a Missouri general partnership, as lessee ("Tenant"), under which lease Buyer shall be the "Landlord".

     SECTION 12.    CONDITIONS PRECEDENT.  This Contract and all
     ----------     --------------------
obligations of Buyer hereunder are expressly conditioned on the following conditions precedent being in effect or complied with on and as of the Closing Date:

     A.   Condition of Title.  The Commitment, as redated to the
          ------------------
Closing Date, shall disclose good and marketable title to the Real Property vested in Seller, free and clear of all Encumbrances except the Permitted Exceptions; and the Title Company shall be prepared to issue the Title Policy to Buyer in the form required by Section 4 immediately upon recording of the
                     ---------
Deed.

     B.   Environmental Notices.  Seller shall not have received
          ---------------------
any Environmental Notices.

     C.   Seller's Representations and Warranties.  Seller's
          ---------------------------------------
representations and warranties set forth in Section 6 shall remain true and correct in all material respects.

     D.   No Bankruptcy or Dissolution.  At no time on or before
          ----------------------------
the Closing Date shall any of the following have been done by or against or with respect to Seller or Tenant:

          (1) The commencement of a case under Title 11 of the U.S. Code, as now constituted and hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law;

          (2) The appointment of a trustee or receiver of any property interest;

          (3) An assignment for the benefit of creditors generally;

          (4) An attachment, execution or other judicial seizure of any property interest which, in Buyer's reasonable opinion, would materially adversely affect the ability of the affected party to meet his or its financial obligations as they accrue;

          (5) The taking of, failure to take or submission to any action indicating an inability of the affected party to meet his or its financial obligations as they accrue; or

          (6) A dissolution or the disposition of a substantial portion of the affected party's assets.

     E.   Deliveries by Seller.  Seller shall have executed and
          --------------------
delivered or caused to be executed and delivered to Buyer and/or the Title Company, as herein provided, all documents, instruments and information required to be delivered by Seller and Tenant as herein provided.

     F.   Other Obligations of Seller.  Seller shall have
          ---------------------------
complied with all of its other obligations under this Contract.

     G.   Lease.  The parties agreeing on a Lease containing
          -----
those provisions reflected on Exhibit B.

     If any one or more of the conditions precedent hereinabove set forth shall not be in effect or complied with on the Closing
Date, Buyer shall have the option of either (a) waiving compliance with any one or more of said conditions precedent and closing this transaction , or (b) canceling this Contract, in which event neither party shall have any further obligation to the other hereunder, except that the Earnest Money shall be refunded to Buyer. Buyer may at any time and from time to time, at Buyer's election, waive any one or more of the foregoing conditions precedent, but any such waiver shall be effective only if contained in a writing signed by Buyer. No such waiver shall diminish Buyer's rights or remedies in the event (i) this transaction does not close and Seller has willfully (x) refused to execute and deliver the documents required hereunder to close the transaction contemplated hereby, or
(y) taken any action which renders impossible the satisfaction of any such condition by the Closing Date, or (z) otherwise breached or defaulted in its obligations hereunder, or (ii) this transaction closes and Seller breaches or defaults in any of its obligations to be performed after the Closing Date. If for any reason any item required to be delivered to Buyer or the Title Company hereunder shall not be delivered when required, Seller shall nevertheless remain obligated to deliver the same to Buyer or the Title
Company, and nothing (including the closing of the transaction contemplated hereunder) except a specific written waiver shall be deemed a waiver of any such requirement.

     SECTION 13.    CLOSING.
     ----------     -------

     A.   Closing Date.  Provided all conditions to closing set
          ------------
forth in this Contract have been satisfied or waived by Buyer and Seller, and this Contract has not been terminated by either party in accordance with provisions herein set forth, the transaction contemplated herein shall be closed on the earlier of (1) ten
(10) days after Buyer gives notice to Seller that Buyer is prepared to close, or (2) December 22, 1995. Such date for the closing of title is herein called the "Closing Date".
                                       ------------

     B.   Closing Procedure.  The transaction contemplated herein
          -----------------
shall be closed ("Closing") in escrow through the Title Company
                  -------
in accordance with the following procedure:

          (1)  Closing Statements.  Not less than 10 days prior
               ------------------
to the Closing Date, Buyer shall cause the Title Company to prepare and deliver to Buyer and Seller a preliminary closing statement for each party, showing all amounts due from each party, including all closing costs and expenses computed as set forth in this Contract.

          (2)  Delivery of Documents by Seller.  On or before the
               -------------------------------
Closing Date, Seller shall deliver or cause to be delivered to the Title Company the following, all of which documents shall be duly executed and, if required, acknowledged and otherwise in proper form for recording:

               (a) Full releases of all mortgages, deeds of trust and other financing instruments affecting the Property.

               (b)  The Deed and Bill of Sale.

               (c)  The Lease.

               (d)  Seller's Title Documents.

               (e) Such instruments and documents relating to the organization, existence and authority of Seller and the Tenant as the Title Company and Buyer shall reasonably require.

               (f)  Such other documents, instruments,
          certificates and assurances as shall be required by the provisions of this Contract.

               (g)  Seller's closing statement.

               (h)  Such escrow instructions to the Title Company
          as Seller shall desire, which shall not be inconsistent
          with the provisions of this Contract ("Seller's
                                                 --------
          Instructions").
          ------------

     (3)  Deliveries by Buyer.  On or before the Closing Date,
          -------------------
Buyer shall deliver or cause to be delivered to the Title Company the following, all of which documents shall be duly executed and, if required, acknowledged and otherwise in proper form for recording:

               (a) By federal wire transfer of funds to the Title Company's escrow account, an amount equal to (i) the Purchase Price due at Closing, adjusted as herein provided, plus (ii) the aggregate amount of closing costs for which Buyer is responsible as provided herein, all as shown on Buyer's closing statement.

               (b) Such instruments and documents relating to the organization, existence and authority of Buyer as the Title Company shall require.

               (c)  Buyer's closing statement.

               (d)  The Lease.

               (e)  Such escrow instructions to the Title Company
          as Buyer shall desire, which shall not be inconsistent
          with the provisions of this Contract ("Buyer's
                                                 -------
          Instructions").
          ------------

          (4)  Closing Effected.  The parties shall obtain the
               ----------------
advice of the Title Company as to whether it is in a position to
(a) cause the Deed to be immediately recorded in the real estate records, and (b) immediately issue the Title Policy to Buyer. If the Title Company shall advise affirmatively on the foregoing matters, then the parties shall instruct the Title Company to proceed to close the escrow in accordance with Seller's Instructions and Buyer's Instructions.

     SECTION 14.    POSSESSION.  Exclusive possession of the
     ----------     ----------
Property shall be delivered to Buyer on the Closing Date, subject to the rights of the Tenant under the Lease.

     SECTION 15.    BROKERAGE.  Seller and Buyer agree that MC
     ----------     ---------
Realty, Inc. ("Broker"), identified in the Real Estate Agency
               ------
Disclosure(s) attached to this Contract, is the only real estate broker negotiating this sale, and Seller agrees to pay to Broker a sales commission of $130,000. Any party to this Contract through whom a claim to any broker's, finder's or other fee is made, contrary to the representations made above in this paragraph, shall indemnify, defend and hold harmless the other party to this Contract from any other loss, liability, damage, cost or expense, including, without limitation, reasonable attorneys' fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim. The provisions of this paragraph shall survive Closing or termination of this Contract.

     SECTION 16.    INDEMNIFICATION BY SELLER.  Seller shall hold
     ----------     -------------------------
harmless, indemnify and defend Buyer from and against:

     A. Any and all obligations, liabilities, claims, liens or encumbrances, whether direct, contingent or consequential, in any way related to or arising from any act, occurrence, conduct, omission, contract or commitment of Seller which relate to the Property at any time or times on or before the Closing Date;

     B. Any loss or damage to Buyer resulting from any inaccuracy in or breach of any representation or warranty of Seller or resulting from any breach or default by Seller under this Contract; and

     C. All costs and expenses, including court costs and reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

     SECTION 17.    SURVIVAL.  All warranties, representations,
     ----------     --------
covenants, obligations and agreements contained in this Contract shall survive the closing hereunder and the transfer and conveyance of the Property and any and all performances hereunder for a period of three (3) years after the Closing Date. All warranties and representations shall be effective regardless of any investigation made or which could have been made.

     SECTION 18.    FURTHER ASSURANCES.  Each party agrees to
     ----------     ------------------
execute and deliver such other and further agreements, documents, instruments, notices, certificates, affidavits and further assurances, and to take such other and further actions, whether before or after the Closing Date, as may be necessary to carry out the intent of this Contract and cause the obligations of such party under this Contract to be fully performed.

     SECTION 19.    NO PUBLIC STATEMENT.  Except as may be
     ----------     -------------------
required by law, neither party shall make any public announcement or statement concerning the transaction contemplated hereby unless the parties agree on the form of a joint press release to be issued on the Closing Date.

     SECTION 20.    ATTORNEYS' FEES.  If either party obtains a
     ----------     ---------------
judgment against the other party by reason of a breach of this Contract, a reasonable attorneys' fee as fixed by the court shall be included in such judgment.

     SECTION 21.    TIME.  Time is of the essence of this
     ----------     ----
Contract.

     SECTION 22.    DEFAULT.  If Seller shall tender the Deed, Bill
     ----------     -------
of Sale and all other documents required under this Contract to be delivered by Seller on or before the Closing Date and Buyer shall fail or refuse to close as required hereunder, or if Buyer otherwise defaults hereunder so that Seller has the right to refuse to close, then the Escrow Money shall be paid to Seller by the Title Company (who is hereby authorized to release the same to the Seller if Buyer defaults) as liquidated damages for the Buyer's default. In connection with the foregoing, the parties recognize that Seller will incur expense in connection with the transaction contemplated by this Contract, that the Property will be removed from the market and that it is extremely difficult and impractical to ascertain the extent of damage to Seller caused by Buyer's default hereunder and its failure to close. In the event the sale shall not close because of Buyer's default, then
Seller's sole and exclusive remedy shall be the retention of the Earnest Money plus any interest earned thereon (notwithstanding the provisions of Section 2 above) in lieu of any other monetary or other relief.

If Buyer has fully performed and Seller defaults, then Buyer's exclusive remedies shall be either to:

1. Cancel the Contract and receive $50,000 from Seller, which Seller agrees to pay or

2. Assert a claim against Seller for specific performance, at Buyer's option.

     SECTION 23.    REMEDIES CUMULATIVE.  Except as herein
     ----------     -------------------
expressly set forth, no remedy conferred upon a party by this Contract is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.

     SECTION 24.    NO WAIVER.  Except as herein expressly
     ----------     ---------
provided, no waiver by a party of any breach of this Contract or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by the other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Contract or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Contract or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

     SECTION 25.    INSTRUMENTS IN WRITING.  No agreement,
     ----------     -----------------------
consent, approval, notice, amendment, modification, understanding or waiver of or with respect to this Contract or any agreement, instrument or document entered into pursuant to or with respect to this Contract, or any term provision, covenant or condition hereof or thereof, nor any approval or consent given under or with respect to any of the foregoing, shall be effective for any purpose unless contained in a writing signed by the party against which such agreement, amendment, modification, understanding, waiver, approval or consent is asserted.

     SECTION 26.    TERMINOLOGY.  The words "include", "includes"
     ----------     -----------
and "including" shall be deemed to be followed by the phrase "without limitation". The words "herein", "hereof", "hereunder" and similar terms shall refer to this Contract unless the context requires otherwise. Whenever the context so requires, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural and vice versa.

     SECTION 27.    SUCCESSORS AND ASSIGNS.  Seller shall not
     ----------     ----------------------
assign or transfer its rights or obligations under this Contract without the prior written consent of Buyer (in which event the transferee shall assume in writing all of Seller's obligations hereunder). No consent given to any transfer or assignment of rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Contract shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     SECTION 28.    NOTICES.  All notices hereunder shall be sent
     ----------     -------
by nationally recognized overnight delivery service or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                    If to Buyer:   Mr. Benjamin F. Bryan
                                   Executive Vice President
                                   Tower Properties Company
                                   911 Main Street
                                   Kansas City, Missouri  64105

               with a copy to:     Mr. Richard M. Erickson
                                   Van Osdol, Magruder, Erickson
                                   and Redmond
                                   2700 Commerce Tower
                                   Kansas City, MO 64105

               with a copy to:     Mr. Charles D. Horner
                                   Ms. Marcia L. Charney
                                   Blackwell Sanders Matheny Weary
                                   and Lombardi L.C.
                                   Suite 1100 2300 Main Street
                                   Kansas City, MO 64108

                   If to Seller:   OPBA Inc.
                                   8400 Ward Parkway
                                   Kansas City, Missouri  64114
                                   Attention: Mr. Paul Hoffman

     Either party may designate a different address or addresses for itself by notice similarly given. Any notice given by registered or certified mail shall be deemed to have been given on the third day after the same is deposited in the mail, and any notice not so given shall be deemed to have been given upon receipt of the same by the party to whom the same is to be given.

     SECTION 29.    ENTIRE AGREEMENT.  This Contract and the
     ----------     ----------------
Other Agreements contain the entire agreement with respect to the transactions contemplated herein and therein, and there are no other terms, conditions, promises, understandings, statements or representations, express or implied, concerning the same.

     SECTION 30.    HEADINGS.  The headings in this Contract have
     ----------     --------
been inserted for convenience of reference only, and shall not be deemed to modify or restrict any provision hereof, nor be used to construe any such provision.

     SECTION 31.    GOVERNING LAW.  This Contract shall be
     ----------     -------------
governed by and construed in accordance with the laws of the State.

     SECTION 32.    ESTOPPEL.  Each party confirms and agrees
     ----------     --------
that (a) it has read and understood all of the provisions of this Contract; (b) it is an experienced real estate investor; (c) it has negotiated with the other party at arm's length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

     SECTION 33.    WAIVER OF JURY TRIAL.  EACH PARTY HEREBY
     ----------     --------------------
WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CONTRACT OR THE OTHER AGREEMENTS.

     IN WITNESS WHEREOF, the parties have executed this Contract as of the date first above written.

                         BUYER:
                         -----
                         Tower Properties Company
                         By: /s/ Chester Wittwer, Jr.
                             ------------------------------
                         Name: Chester Wittwer, Jr.
                               ----------------------------
                         Title: Vice-President & Secretary
                                ---------------------------

                         SELLER:
                         ------
                         OPBA Inc.
                         By: /s/ Ronald D. Hardten
                             ------------------------------
                         Name: Ronald D. Hardten
                               ----------------------------
                         Title: President
                                ---------------------------

                          EXHIBIT A
                          ---------

            Attached to and forming a part of
              Real Estate Purchase Contract
               dated as of November, 1995,
           between Tower Properties, as Buyer,
                   ----------------
         and OPBA Inc., a corporation, as Seller

              LEGAL DESCRIPTION OF THE LAND
              -----------------------------

All of Block 2, OVERLAND PARK PLAZA II, a subdivision of land now in the City of Overland Park, Johnson County, Kansas, that lies West of the following described line: Beginning at a point on the South line of said Block 2, and 585 feet West of the Southeast corner thereof, as measured along said South Line; thence Northerly, along a line parallel with the East line of the NW 1/4 of Section 17, Township 13, Range 25, now in the City of Overland Park, Johnson County, Kansas, a distance of 578.64 feet, to a point on the North line of said Block 2.

     Subject to a Non-exclusive easement Appurtenant for ingress and egress established by Declaration of Joint Easement recorded as Document No. 1264067, Block 1540, Page 761, over the following described property:

All that part of Block 2, OVERLAND PARK PLAZA II, a subdivision of land now in the City of Overland Park, Johnson County, Kansas, more particularly described as follows: Beginning at a point on the South line of said Block 2, and 585 feet West of Southeast corner thereof, as measured along said South line; thence Northerly, along a line parallel with the East line of the Northwest quarter of Section 17, Township 13, Range 25, now in the City of Overland Park, Johnson County, Kansas, a distance of
578.64 feet to a point on the North line of said Block 2; thence Westerly along the North line of said Block 2, a distance of 55 feet; thence Southerly, to a point of the South line of said Block 2 and 630 feet West of the Southeast corner thereof, as measured along said South line; thence Easterly along the South line of said Block 2, a distance of 45 feet, to the point of beginning.

                            EXHIBIT B
                            ---------

               Attached to and forming a part of
                 Real Estate Purchase Contract
                  dated as of November, 1995,
              between Tower Properties, as Buyer,
                      ----------------
            and OPBA Inc., a corporation, as Seller

                 PROVISIONS OF TRIPLE NET LEASE
                 ------------------------------

     1.   Parties to the lease to be Tower Properties
Company,"Landlord", and Black & Veatch, a general partnership, "Tenant".

     2.   Lease to cover 101,241 square feet office building
(Black & Veatch Building at 6601 College Boulevard) including approximately nine (9) acres of land.

     3. Rent to be $804,865.95 per year with term to be 15 years.

     4. Lease to be triple net with Tenant paying all real estate taxes, casualty and liability insurance, repairs, interior and exterior, and exterior maintenance. Tenant to maintain improvements and grounds as a first class office building in Johnson County, Kansas, pursuant to Landlord's reasonable requirement.

     5.   General lease terms to be on Net Lease form dated
October 10, 1995 with reasonable modification.

                      AGENCY DISCLOSURE/ADDENDUM


SELLER/LESSOR:  OPBA INC.
                ---------

BUYER/LESSEE:  TOWER PROPERTIES COMPANY
               ------------------------

PROPERTY ADDRESS:  6601 COLLEGE BOULEVARD, OVERLAND PARK, KANSAS
                   ---------------------------------------------

THE FOLLOWING IS A DISCLOSURE STATEMENT IN COMPLIANCE WITH THE
MISSOURI REAL ESTATE COMMISSION RULES AND REGULATIONS, 4 C.S.R.
250-8.095 AND KANSAS STATUTE, K.S.A. SECTION 58-3062(A)(14-16).

1.        MC REALTY, INC. AND ITS SALES ASSOCIATE EDWARD P.
                                                  ---------
          O'CONNOR, JR. ARE ACTING AS AGENT  FOR: (CHECK
          -------------
          APPLICABLE BOX)

     (X)  BUYER/LESSEE ONLY AND NOT AS AGENT FOR SELLER/LESSOR
          ("BUYER/LESSEE'S AGENT").
     (  ) SELLER/LESSOR ONLY AND NOT AS AGENT FOR BUYER/LESSEE
          ("SELLER/LESSOR'S AGENT").
     (  ) BOTH BUYER/LESSEE AND SELLER/LESSOR ("DUAL AGENT").

2.        N/A AND ITS SALES ASSOCIATE N/A ARE ACTING AS AGENT
          ---                         ---
          FOR:  (CHECK APPLICABLE BOX)

     (  ) BUYER/LESSEE ONLY AND NOT AS AGENT FOR SELLER/LESSOR
          ("BUYER/LESSEE'S AGENT").
     (  ) SELLER/LESSOR ONLY AND NOT AS AGENT FOR BUYER/LESSEE
          ("SELLER/LESSOR'S AGENT").

3.        DISCLOSURE OF INFORMATION.

          A. A BUYER/LESSEE'S AGENT MAY DISCLOSE TO THE BUYER/LESSEE ANY INFORMATION GIVEN TO THEM BY THE SELLER/LESSOR.
          B. A SELLER/LESSOR'S AGENT MAY DISCLOSE TO THE SELLER/LESSOR ANY INFORMATION GIVEN TO THEM BY THE BUYER/LESSEE.
          C. A DUAL AGENT WILL ENDEAVOR TO BE IMPARTIAL AS BETWEEN SELLER/LESSOR AND BUYER/LESSEE. A DUAL AGENT WILL DISCLOSE TO BOTH SELLER/LESSOR AND BUYER/LESSEE ALL FACTS AND INFORMATION KNOWN BY AGENT WHICH AGENT BELIEVES MIGHT INFLUENCE SELLER/LESSOR'S OR BUYER/LESSEE'S DECISIONS WITH RESPECT TO THIS TRANSACTION. A DUAL AGENT WILL NOT WITHOUT THE EXPRESS PERMISSION OF THE SELLER/LESSOR, DISCLOSE TO BUYER/LESSEE WHETHER SELLER/LESSOR MAY BE WILLING TO SELL/LEASE THE PROPERTY FOR LESS THAN THE LISTING PRICE. A DUAL AGENT WILL NOT WITHOUT THE EXPRESS PERMISSION OF BUYER/LESSEE, DISCLOSE TO THE SELLER/LESSOR WHETHER BUYER/LESSEE MAY BE WILLING TO PAY MORE THAN ANY PRICE OR LEASE TERMS OFFERED IN WRITING BY BUYER/LESSEE.

4.        PAYMENT OF COMMISSION.  AGENT WILL RECEIVE A COMMISSION
          ON THE CLOSING OF THE SALE OF THE PROPERTY.  AGREEMENT
          AS FOLLOWS:

          A. A BUYER/LESSEE'S AGENT WILL RECEIVE AN AMOUNT EQUAL TO THE COMMISSION WHICH WOULD HAVE BEEN PAID TO A SUB-AGENT PROCURING A BUYER/LESSEE FOR THE LISTING.
          B. A SELLER/LESSOR'S AGENT WILL RECEIVE THE AMOUNT DUE UNDER THE APPLICABLE LISTING AGREEMENT LESS ANY AMOUNT DUE A BUYER/LESSEE'S AGENT HEREUNDER.
          C. A DUAL AGENT WILL RECEIVE THE ENTIRE COMMISSION DUE FROM THE SELLER/LESSOR UNDER THE APPLICABLE LISTING AGREEMENT.

5.        SIGNATURES


     BUYER/LESSEE                                 SELLER/LESSOR

/s/ Chester Wittwer Jr.                         /s/ Ronald D. Hardten
------------------------                        -----------------------

Vice President                                  President
------------------------                        -----------------------

DATE    11/14    , 1995                         DATE November 13, 1995
    -------------    ---                            ------------    ---

SELLING/LEASING BROKER----------------          LISTING BROKER---------------

BY------------------------------------          BY---------------------------